UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

LUMENT FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 317-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LFT	New York Stock Exchange
7.875% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	LFTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2025, LCMT Warehouse, LLC (“Seller”), an indirect wholly owned subsidiary of Lument Finance Trust, Inc. (the “Company”), entered into an Uncommitted Master Repurchase Agreement (the “Repurchase Agreement”) with JPMorgan Chase Bank, National Association (“JPM” or “Buyer”). The Repurchase Agreement provides up to $450 million to finance first mortgage loans, controlling loan participations and other commercial mortgage loan debt instruments secured by commercial real estate, as described in more detail in the Repurchase Agreement.

Advances under the Repurchase Agreement accrue interest at per annum rates equal to term SOFR plus a spread to be determined on a case-by-case basis between Seller and Buyer. The initial maturity date of the Repurchase Agreement is November 3, 2028, with two (2) one-year extensions at Seller’s option, which may be exercised upon the satisfaction of certain conditions as described in more detail in the Repurchase Agreement.

In connection with the Repurchase Agreement, the Company entered into a Guarantee Agreement (the “Guarantee”) with JPM, under which the Company guarantees the Seller’s payment and performance obligations under the Repurchase Agreement. Subject to certain exceptions, the maximum liability of the Company under the Guarantee will not exceed 25% of the then currently unpaid aggregate repurchase price of all purchased loans with respect to transactions then outstanding and related obligations under the Repurchase Agreement.

The Repurchase Agreement and Guarantee contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. In addition, the Company, as guarantor, is subject to certain financial covenants in respect of the Guarantee, including minimum unencumbered liquidity, minimum tangible net worth, maximum leverage ratio, and an interest charge coverage ratio.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Repurchase Agreement and Guarantee, which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits.

(d)       Exhibits.

10.1	Uncommitted Master Repurchase Agreement, dated as of November 3, 2025, by and between LCMT Warehouse, LLC and JPMorgan Chase Bank, National Association.

10.2	Guarantee Agreement, dated as of November 3, 2025, by Lument Finance Trust, Inc. in favor of JPMorgan Chase Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENT Finance Trust, Inc.

Date: November 7, 2025	By:	/s/ James A. Briggs
James A. Briggs
Chief Financial Officer